NEW CONFIDENTIAL DISCLOSURE AGREEMENT


     This New Confidential Disclosure Agreement is entered into and effective as of the 30 day of October, 1998 by and among Hewlett-Packard GmbH, a company registered and incorporated under the laws of Germany ("Seller"), Multilayer Technology GmbH & Co KG, a legal entity registered and organized under the laws of Germany ("Buyer"), and The DII Group, a corporation organized under the laws of the state of Delaware ("Guarantor").

                                    RECITALS

     WHEREAS, Seller and Buyer have entered into that certain Master Asset Purchase Agreement, dated as of October 30, 1998 (the "MAPA"), providing for the sale by Seller to Buyer of certain printed circuit board manufacturing assets located at Seller's facility in Boblingen, Germany (the "PRCO") and the assignment by Seller to Buyer of related liabilities.

     WHEREAS, pursuant to the MAPA and in order to effect the transactions contemplated thereby, Seller and Buyer, of the date hereof, have entered into, a Technology License Agreement pursuant to which Seller shall license to Buyer certain technology related to the PRCO and a Transition Services Agreement pursuant to which Seller shall provide certain transition services to Buyer.

     WHEREAS, Seller and Buyer desire to keep confidential, as provided herein, the terms and conditions of the Technology License Agreement and the Transition Services Agreement (collectively, the "Agreements") and certain information disclosed by or to each of them pursuant to such Agreements.

     WHEREAS, under Article 10 of the MAPA, the Guarantor has agreed to guarantee the obligations of the Buyer.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, Seller, Buyer and Guarantor agree as follows:

     1. General Obligation.  Each party which receives Confidential  Information
(as defined herein) (the "Recipient") agrees that it shall treat such information in strict confidence and, except as permitted or required in carrying out the terms of the Agreements or as required by law, it shall not use or disclose such information, either during the term of the Agreements or thereafter, without the prior written approval of the party who originally disclosed such Confidential Information (the "Disclosing Party"). Without limiting the foregoing, the Recipient shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the Disclosing Party, but in no event less than reasonable care.

     2. Confidential Information. For purposes of this Agreement, "Confidential Information" shall mean any information disclosed by one party to the other in connection with activities under the Agreements, including but not limited to technical, engineering, product and financial information; provided, that information will be "Confidential Information" only if it is marked as confidential at the time of disclosure or, if the material is not in written form (e.g., it is orally disclosed), it is treated as confidential at the time of disclosure and is designated as confidential in a written memorandum sent to the recipient within thirty days of disclosure, summarizing the confidential information sufficiently for identification.

     3. Exceptions. The above obligations of non-disclosure and non-use shall not apply to information which (i) was in the public domain at the time it was communicated to the Recipient by the Disclosing Party, (ii) entered the public domain subsequent to the time it was communicated to the Recipient by the Disclosing Party through no fault of the Recipient, (iii) was rightfully communicated to the Recipient by a third party free of any confidentiality obligation, (iv) was independently developed by employees or agents of the Recipient who had no knowledge of any Confidential Information communicated to the Recipient by the Disclosing Party, or (v) was communicated in response to the order or requirement of a court, administrative agency or other governmental body; provided, that the Recipient shall provide prompt, advanced notice thereof to enable the Disclosing Party to seek a protective order or otherwise prevent such disclosure. Notwithstanding the foregoing, Confidential Information which Seller transferred to Buyer pursuant to the MAPA (so that with respect to such Confidential Information, Seller, after the Closing Date (as defined in the
MAPA) is treated as the Recipient) shall not be subject to exception (iv) above unless Seller can demonstrate with competent written proof that it has met each of the requirements described in exception (iv) for activities which occurred after the Closing Date.

     4. Authorization: No Representation of Accuracy. Each Disclosing Party warrants that it has the right to provide to the Recipient any Confidential Information so disclosed to the Recipient under this Agreement. Each party understands and acknowledges that, neither party nor any of its representatives or affiliates makes herein any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information made available by it or to it. Each party agrees that neither party nor any of its representatives or affiliates shall have any liability hereunder to the other party or to any of its representatives or affiliates relating to or resulting from the use of such other party's Confidential Information (other than for a use of such Confidential Information in violation of this Agreement) or any errors therein or omissions therefrom. NO OTHER WARRANTIES ARE MADE BY ANY PARTY UNDER THIS AGREEMENT. ANY INFORMATION EXCHANGED UNDER THIS AGREEMENT IS PROVIDED "AS IS."

     5. Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS) WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE, FOR BREACH OF OR FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT AND EVEN IF ANY LIMITED REMEDY PROVIDED HEREIN FAILS TO ACHIEVE ITS ESSENTIAL PURPOSE. THIS LIMITATION SHALL NOT APPLY IN THE CASE OF DAMAGES CAUSED BY DELIBERATE INTENT.

     6. Government Regulations. Subject to applicable law, Recipient shall adhere to the U.S., European and German export administration laws and regulations and shall not export or reexport any technical data to any proscribed country listed in the U.S., European and German export administration regulations unless properly authorized by the U.S. or German government.

     7. Remedy. Each party hereby acknowledges and agrees that in the event of any breach of this Agreement by the other party, including, without limitation, the actual or threatened unauthorized disclosure or unauthorized use of a Disclosing Party's Confidential Information, the Disclosing Party may suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, each party hereby agrees that the other party shall be entitled to specific performance of the receiving party's obligations under this Agreement, as well as such further relief as may be granted by a court of competent jurisdiction.

     8. Miscellaneous

     (a) Each party shall be responsible for any breach of this Agreement by any of its representatives or affiliates.

     (b) This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein and supersedes all prior agreements and understandings or memoranda of understanding between or among any of the parties hereto.

     (c) In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the Agreement shall not in any way be affected or impaired thereby.

     (d) This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and their respective successors and permitted assigns. Neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed .

     (e) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

     (e) This Agreement shall be governed by and construed in accordance with the laws of the Germany without giving effect to choice of law doctrines.

IN WITNESS WHEREOF, the parties have executed this New Confidential Disclosure Agreement as of the date first written above.




                                            HEWLETT-PACKARD GmbH

                                            /s/ Rudi Speier
                                            ----------------------------
                                            By:  Rudi Speier
                                            Title: Managing Director


                                            MULTILAYER TECHNOLOGY GmbH & CO KG

                                             /s/ Peter Koenig
                                            -----------------------------
                                            By: Peter Koenig


                                            THE DII GROUP, INC.

                                             /s/ Steven C. Schlepp
                                            -----------------------------
                                            By: Steven C. Schlepp
                                            Title: Senior Vice President